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As filed with the Securities and Exchange Commission on November 26, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

APPLERA CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	06-1534213
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

301 Merritt 7
Norwalk, Connecticut 06851-1070
(Address of Principal Executive Offices) (Zip Code)

AXYS PHARMACEUTICALS, INC. 1989 STOCK OPTION PLAN (1)
AXYS PHARMACEUTICALS, INC. 1997 EQUITY INCENTIVE PLAN (1)
AXYS PHARMACEUTICALS, INC. 1997 NON-OFFICER EQUITY INCENTIVE PLAN (1)
(Full Title of the Plans)

William B. Sawch, Esq.
Senior Vice President and General Counsel
Applera Corporation
301 Merritt 7
Norwalk, Connecticut 06851-1070
(203) 840-2000
(Name, address, including zip code, and telephone number, including area code of agent for service)

Copy to:
Richard Capelouto, Esq.
Simpson Thacher & Bartlett
3330 Hillview Avenue
Palo Alto, California 94304
(650) 251-5000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)(3)	Proposed Maximum Offering Price Per Share (4)	Proposed Maximum Aggregate Offering Price Per Share (4)	Amount of Registration Fee

Applera Corporation—Celera Genomics Group Common Stock, par value $0.01 per share (including the rights associated with those shares pursuant to Applera Corporation's Stockholder Protection Rights Agreement) (1)(2)	846,889	$29.52	$24,561,124	$6,140.25

(1)
Pursuant to that certain Agreement and Plan of Merger dated as of June 12, 2001 (the "Merger Agreement"), among the Registrant, Angel Acquisition Sub, Inc. ("Merger Sub"), a Delaware corporation and direct wholly owned subsidiary of the Registrant, and Axys Pharmaceuticals, Inc. ("Axys"), a Delaware corporation, Merger Sub was merged with and into Axys and Axys became a wholly owned subsidiary of the Registrant on November 16, 2001. In accordance with the Merger Agreement, all outstanding options under Axys' 1989 Stock Option Plan, 1997 Non-Officer Equity Incentive Plan and 1997 Equity Incentive Plan have been assumed by the Registrant and are being replaced with options to acquire, in the aggregate, 670,568 shares of Applera Corporation—Celera Genomics Group Common Stock, par value $0.01 per share ("Applera—Celera stock"), and all shares that remain available for grant under the 1997 Equity Incentive Plan are being replaced with shares to acquire 176,321 shares of Applera—Celera stock, the issuance of which shares is being registered hereby.

(2)
Includes associated rights to purchase 1/1000th of a share of Applera Corporation's Series B participating junior preferred stock. Until the occurrence of prescribed events, the rights are not exercisable, are evidenced by the certificates representing Applera-Celera stock and will be transferred only with shares of Applera-Celera stock. In accordance with Rule 457(i) of the Securities Act of 1933, as amended, no separate fee is paid.

(3)
Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, this Registration Statement registers additional shares of Applera—Celera stock issuable pursuant to the antidilution provisions of each of the plans listed above.

(4)
Estimated solely for the purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended. Such estimate is based upon: (i) in the case of shares of the Applera—Celera stock which may be purchased upon the exercise of outstanding options under the plans listed above, the weighted average exercise price of $29.52, and (ii) in the case of shares of the Applera—Celera stock for which options have not yet been granted and the option price of which is therefore unknown, the average of the high and low price per share of the Applera-Celera stock, as reported on the New York Stock Exchange on November 21, 2001, of $27.03.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

    The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Document by Reference.

    The following documents were filed with the Securities and Exchange Commission by Applera Corporation ("Applera") and are incorporated herein by reference:

  (a)
  Annual Report on Form 10-K for the fiscal year ended June 30, 2001;

  (b)
  Quarterly Report on Form 10-Q for the quarter ended September 30, 2001;

  (c)
  Current Reports on Form 8-K filed on July 10, 2001, July 27, 2001, September 6, 2001, October 24, 2001 and November 19, 2001; and

  (d)
  The description of Applera—Celera stock and rights to purchase participating junior preferred stock set forth in Applera's registration statements on Form 8-A filed pursuant to Section 12 of the Exchange Act of 1934, as amended, and any amendment or report filed for the purpose of updating such description.

    All documents subsequently filed by Applera pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

    Not applicable.

Item 5. Interests of Named Experts and Counsel.

    None.

Item 6. Indemnification of Directors and Officers.

    Section 145 of the Delaware General Corporation Law permits Applera's board of directors to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending

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or completed action (except settlements or judgments in derivative suits), suit or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee or agent of Applera, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The Delaware General Corporation Law provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

    Applera's certificate of incorporation and by-laws provide for indemnification of its directors and officers to the fullest extent permitted by law.

    As permitted by sections 102 and 145 of the Delaware General Corporation Law, Applera's certificate of incorporation eliminates a director's personal liability for monetary damages to the company and its stockholders arising from a breach or alleged breach of a director's fiduciary duty except for liability under section 174 of the Delaware General Corporation Law, for liability for any breach of the director's duty of loyalty to Applera or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or for any transaction which the director derived an improper personal benefit.

    The directors and officers of Applera are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act of 1933 that might be incurred by them in such capabilities and against which they cannot be indemnified by Applera.

Item 7. Exemption from Registration Claimed.

    Not applicable.

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Item 8. Exhibits.

3.1	Certificate of Incorporation of Applera Corporation (incorporated by reference to Exhibit 3(i) to Applera Corporation's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2000 (Commission File No. 1-4389)).
3.2	Bylaws of Applera Corporation (incorporated by reference to Exhibit 3.2 to Applera Corporation's Registration Statement on Form S-4 (Commission File No. 333-67797)).
3.3
Certificate of Designations of Series A Participating Junior Preferred Stock and Series B Participating Junior Preferred Stock (incorporated by reference to Exhibit A to Exhibit 4.1 to Applera Corporation's Registration Statement on Form S-4 (No. 333-67797)).
4.1
Stockholder Protection Rights Agreement, dated as of April 28, 1999, between Applera Corporation and BankBoston N.A. (incorporated by reference to Exhibit 4.1 to Applera Corporation's Registration Statement on Form S-4 (Commission File No. 333-67797)).
5.1*	Opinion of Simpson Thacher & Bartlett.
10.29
Axys Pharmaceuticals, Inc. 1989 Stock Plan, as amended (incorporated by reference to Exhibit 10.3 to Axys Pharmaceuticals, Inc.'s Annual Report on From 10-K filed on March 31, 1997 (Commission File No. 0-22788)).
10.30*	Axys Pharmaceuticals, Inc. 1997 Equity Incentive Plan.
10.31*	Axys Pharmaceuticals, Inc. 1997 Non-Officer Equity Incentive Plan.
23.1*	Consent of PricewaterhouseCoopers, LLP.
24.1*	Powers of Attorney (included on the signature page hereto).

*
Filed herewith.

Item 9. Undertakings.

    (a) The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

        (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or

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  furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on November 26, 2001.

APPLERA CORPORTATION
By:	/s/ WILLIAM B. SAWCH
Name:	William B. Sawch
Title:	Senior Vice President and General Counsel

POWER OF ATTORNEY

    We, the undersigned directors and officers of the registrant, do hereby constitute and appoint Tony L. White and William B. Sawch, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tony L. White Tony L. White	Chairman of the Board of Directors, President and Chief Executive Officer (principal executive officer)	November 26, 2001
/s/ Dennis L. Winger Dennis L. Winger	Senior Vice President and Chief Financial Officer (principal financial officer)	November 26, 2001
/s/ Vikram Jog Vikram Jog	Corporate Controller (principal accounting officer)	November 26, 2001
/s/ Richard H. Ayers Richard H. Ayers	Director	November 26, 2001
/s/ Jean-Luc Belingard Jean-Luc Belingard	Director	November 26, 2001
/s/ Robert H. Hayes Robert H. Hayes	Director	November 26, 2001

/s/ Arnold J. Levine Arnold J. Levine	Director	November 26, 2001
/s/ Theodore E. Martin Theodore E. Martin	Director	November 26, 2001
/s/ Georges C. St. Laurent, Jr. Georges C. St. Laurent, Jr.	Director	November 26, 2001
/s/ Carolyn W. Slayman Carolyn W. Slayman	Director	November 26, 2001
/s/ Orin R. Smith Orin R. Smith	Director	November 26, 2001
/s/ James R. Tobin James R. Tobin	Director	November 26, 2001

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Incorporation of Applera Corporation (incorporated by reference to Exhibit 3(i) to Applera Corporation's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2000 (Commission File No. 1-4389)).
3.2	Bylaws of Applera Corporation (incorporated by reference to Exhibit 3.2 to Applera Corporation's Registration Statement on Form S-4 (Commission File No. 333-67797)).
3.3
Certificate of Designations of Series A Participating Junior Preferred Stock and Series B Participating Junior Preferred Stock (incorporated by reference to Exhibit A to Exhibit 4.1 to Applera Corporation's Registration Statement on Form S-4 (No. 333-67797)).
4.1
Stockholder Protection Rights Agreement, dated as of April 28, 1999, between Applera Corporation and BankBoston N.A. (incorporated by reference to Exhibit 4.1 to Applera Corporation's Registration Statement on Form S-4 (Commission File No. 333-67797)).
5.1*	Opinion of Simpson Thacher & Bartlett.
10.29
Axys Pharmaceuticals, Inc. 1989 Stock Plan, as amended (incorporated by reference to Exhibit 10.3 to Axys Pharmaceuticals, Inc.'s Annual Report on From 10-K filed on March 31, 1997 (Commission File No. 0-22788)).
10.30*	Axys Pharmaceuticals, Inc. 1997 Equity Incentive Plan.
10.31*	Axys Pharmaceuticals, Inc. 1997 Non-Officer Equity Incentive Plan.
23.1*	Consent of PricewaterhouseCoopers, LLP.
24.1*	Powers of Attorney (included on the signature page hereto).

*
Filed herewith.

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PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Document by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
EXHIBIT INDEX